As filed with the Securities and Exchange Commission on March 23, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	3845	26-0579295
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Movano Inc.

6200 Stoneridge Mall Rd., Suite 300

Pleasanton, CA 94588

(415) 651-3172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Leabman

Chief Executive Officer

Movano Inc.

6200 Stoneridge Mall Rd., Suite 300

Pleasanton, CA 94588

(415) 651-3172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark R. Busch, Esq.
Patrick J. Rogers, Esq.	Daniel K. Donahue, Esq.
K&L Gates LLP	Greenberg Traurig, LLP
300 South Tryon St., Suite 1000	18565 Jamboree Road, Suite 500
Charlotte, North Carolina 28202	Irvine, California 92612
Telephone: (704) 331-7440	Telephone: (949) 732-6557

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-252671)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (2) (3)	$7,475,000	$815.52
Underwriter Warrant (3)(4)	$100	$-
Shares of Common Stock Underlying Underwriter Warrant	$878,163	$95.81

(1)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $46,368,100 on its Registration Statement on Form S-1, as amended (File No. 333-252671) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on March 22, 2021 and paid a fee of $5,058.75. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of each class of securities to be sold under the Related Registration Statement is hereby registered. This represents only the additional number of securities being registered and does not include the securities that the Registrant previously registered on the Related Registration Statement.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes shares of common stock that are issuable upon the exercise of the underwriters’ over-allotment option.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.
(4)	Represents a warrant to be granted to the underwriter to purchase shares of common stock in an amount up to 9.79% of the number of shares sold to the public in this offering.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by Movano Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the public offering (the “Offering”) of shares of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-252671) (the “Prior Registration Statement”), which was initially filed on February 2, 2021, and which was declared effective by the Securities and Exchange Commission on March 22, 2021. The Company is filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $8,353,263. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on March 23, 2021) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of K&L Gates LLP
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 File No. 333-252671)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 23rd day of March, 2021.

Movano Inc.

/s/ Michael Leabman
Michael Leabman Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael Leabman	March 23, 2021
Michael Leabman
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ J. Cogan	March 23, 2021
J. Cogan
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ ***	March 23, 2021
Emily Wang Fairbairn, Director

/s/ ***	March 23, 2021
John Mastrototaro, Director

/s/ ***	March 23, 2021
Brian Cullinan, Director

/s/ ***	March 23, 2021
Rubén Caballero, Director

*** By:	/s/ Michael Leabman
Michael Leabman
Attorney-in-fact